UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

CRANE HOLDINGS, CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

Delaware	1-1657	88-0706021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place Stamford CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, the Board of Directors of Crane Holdings, Co. (the “Company”) has approved a plan to pursue a separation into two independent, publicly-traded companies (the “Separation”). Upon completion of the Separation, the Company will be renamed “Crane NXT” and will conduct the Company’s Payment and Merchandising Technologies business, and Crane Company, a separate independent, publicly-traded company will conduct the Company’s Aerospace & Electronics, Process Flow Technologies and Engineered Materials businesses.

On February 27, 2023, Christina Cristiano, 50 years old, was appointed to serve as Senior Vice President, Chief Financial Officer for the Crane NXT organization. Ms. Cristiano has served as Vice President, Controller and Chief Accounting Officer at the Company since 2019. Ms. Cristiano will continue to serve as the Company’s principal accounting officer through completion of the Separation. Prior to joining the Company, Ms. Cristiano spent a decade at Thomson Reuters in roles of increasing responsibility, including serving from 2016-2019 as Vice President, Global Controller. There are no related party transactions between Ms. Cristiano and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation of S-K of the Securities Act of 1933, as amended.

Upon completion of the Separation, which is expected to occur on April 3, 2023, Ms. Cristiano will receive an annual base salary of $450,000, subject to annual adjustment by the Management Organization and Compensation Committee of the Board of Directors (the “Compensation Committee”). Ms. Cristiano will be eligible to participate in the annual incentive plan applicable to executive officers of Crane NXT. At target performance, Ms. Cristiano will receive a cash payout under the annual incentive plan equal to 70% of her annual base salary. Ms. Cristiano’s annual incentive plan payout will be capped at 200% of target payout (or such other level as determined by the Compensation Committee).

Ms. Cristiano will receive a true-up equity award with a value of $650,000 upon the completion of the Separation, in addition to the $250,000 annual equity award received in February 2023. She will also be eligible for future annual equity grants under incentive compensation programs applicable to Crane NXT’s executive officers, with amounts and forms of awards to be determined by the Compensation Committee. Ms. Cristiano also will be eligible to participate in Crane NXT’s other benefit programs applicable to its executive officers.

The foregoing is a discussion of certain terms of an offer letter entered into between the Company and Ms. Cristiano on February 27, 2023 (the “Offer Letter”) and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its first quarter ending March 31, 2023.

Item 8.01	Other Events

On February 27, 2023, the Company issued a press release announcing, among other things, the appointment of Ms. Cristiano to serve as Senior Vice President, Chief Financial Officer for the Crane NXT organization. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated February 27, 2023, issued by Crane Holdings, Co.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE HOLDINGS, CO.

February 27, 2023

	By:	/s/ Anthony M. D’Iorio
	Name:	Anthony M. D’Iorio
	Title:	Executive Vice President, General Counsel and Secretary

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